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                                  EXHIBIT 7.1
                            JOINT FILING AGREEMENT
                            ----------------------


     In accordance with Rule 13d-1(f) promulgated under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A (including any amendments thereto) with regard to the common stock of Greate Bay Casino Corporation, and further agree that this Joint Filing Agreement may be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 20th day of July, 1998.


                                    JACK E. PRATT


                                    /s/  Jack E. Pratt
                                    --------------------------------------------


                                    W.D. PRATT FAMILY TRUST


                                    /s/  Jack E. Pratt
                                    --------------------------------------------
                                    By:  Jack E. Pratt
                                         Trustee


                                    J.E. PRATT CO. NO. 1


                                    /s/  Jack E. Pratt
                                    --------------------------------------------
                                    By:  Jack E. Pratt
                                         Managing General Partner

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